Exhibit 10.13

Note to User: If the Lessee is an individual, and the individual is married, Arizona community property law requires that the Lessee’s spouse must also sign any Lease (or Guaranty of Lease) for a Term of a year or more.

STANDARD COMMERCIAL-INDUSTRIAL MULTI TENANT TRIPLE NET LEASE

BASIC TERMS SHEET

This Basic Terms Sheet to that certain Standard Commercial-Industrial Multi-Tenant Triple Net Lease between the parties listed below is for the convenience of the parties in quickly referencing certain of the basic terms of the Lease. It is not intended to serve as a complete summary of the Lease. In the event of any inconsistency between this Basic Terms Sheet and the Lease, the applicable Lease provision shall prevail and control.

Date of Lease (See Section 1):	May 11th, 2011

Name of Lessor (See Section 1):	Pegasus Properties LP, a Wisconsin Limited Partnership

Name of Lessee (See Section 1):	High Throughput Genomics, Inc. (HTG), a Delaware Corporation
Lessee’s Telephone Number:	(877) 289-2615

Lessee’s Guarantor:	None

Address of Premises (See Section 2):	3400 E. Global Loop, Tucson AZ 85706, Suite 100

Approximate Gross Rentable Area of Premises (See Section 12):	approx. 6000 sqft 6/1/2011 – 10/30/2011 Phase I approx. 17,500 sqft 11/1/2011-11/30/2015 Phase II

Lessee’s Percentage of Insurance, Real Property Tax and CAM Amounts (See Section 12):	24% of total multi-tenant building Lot 11- 14

Lease Commencement Date (See Section 3.1):	June 1st, 2011

Lease Expiration Date (See Section 3.1):	November 30th, 2015

TI Allowance (see Section 3.4)	None

Monthly Base Rent (See Section 4):	See rent schedule

Additional Rent	1. Rental Tax (See Section 4.1)

2. Insurance Amount (See Section 8.10)

3. Real Property Tax Amount (Section 10.1)

4. CAM Amount (See Section 11)

Lessee’s Security Deposit (See Section 5):	$ 10,000

Lessee’s Permitted Use (See Section 6.1):	Warehousing, Office, Light Manufacturing, R&D

Address for Lessor:	Po Box 506, Rancho Santa Fe, CA 92067

LESSOR:		LESSEE:

By:	/s/ Matt Schmidt	By:	/s/ Kirk Collamer

Its:	Managing Partner	Its:	VP and CFO

Date:	5/18/11	Date:	5/11/11

STANDARD COMMERCIAL-INDUSTRIAL MULTI TENANT

TRIPLE NET LEASE

1. PARTIES. This Lease, dated May 5th, 2011 for reference purposes only, is made by and between Pegasus Properties LP (PEGASUS), a Wisconsin Partnership or its Assigns (“Lessor”), and High Throughput Genomics, Inc. (HTG), a(n) Delaware Corporation (“Lessee”).

2. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all the conditions set forth herein, the premises demised by this Lease, located at 3400 E.GLOBAL LOOP, TUCSON ARIZONA, Suite # 100. OF THE TIBC TECH CENTER (the “Premises”), together with a nonexclusive right to use the parking and common areas (collectively, the “Common Areas”), surrounding the Premises and within the project commonly known as (the “Project”). The location of the Premises and the parameters of the Common Areas and the Project are shown on Exhibit “A” attached hereto. All dimensions and areas quoted herein or in any exhibit attached hereto are approximate and are based on gross rentable area, rather than solely on areas designed for the exclusive use and occupancy of tenants. Notwithstanding anything to the contrary contained herein, Lessor reserves to itself the use of the roof, exterior walls, and the area above and below the Premises, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises.

3. TERM.

3.1. TERM. The term of this Lease shall commence on 6/1/2011 (“Commencement Date”) and end 11/30/2015 (“Expiration Date”), unless sooner terminated pursuant to any provision hereof (“Term”). The initial term is split in 2 phases:

•	Phase one: Approx. 6,000 sqft of office space starting 6/1/2011.

•	Phase two: Approx. 17,500 sqft of office and warehouse space starting 11/1/2011.

3.2. RENEWAL OPTIONS. Lessee shall have the option to renew this Lease for one additional period of five (5) years commencing 12/1/2015 (the Renewal Term”) upon the same terms and conditions except that the lease rate will be set at rates currently applicable for like/kind buildings within the market but in no event less than the last rent rate ( incl. annual increases) paid by Lessee. If Lessee elects to exercise such option to renew, it shall give Landlord written notice of such exercise at least nine (9) months prior to the termination of the Initial or first renewal term.

3.3. DELAY IN COMMENCEMENT. Notwithstanding the Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the Term hereof, but in such case Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within ninety (90) days from the Commencement Date and such delay is absent of force majeure or otherwise, Lessee may, at Lessee’s option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder. If Lessee occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof; such occupancy shall not advance the Expiration Date, and Lessee shall pay rent from its date of occupancy at the initial monthly rates set forth below. If Lessor, by reason of force majeure or otherwise, cannot deliver the Premises within ninety (90) days from the Commencement Date, Lessor or Lessee may, at their respective options, by notice in writing within ten (10) days thereafter, cancel this Lease. In the event Lessor is required to improve the Premises in the manner described on Exhibit “B” attached hereto (the “Lessor’s Work”), Lessor agrees to use reasonable diligence to have Lessor’s Work completed and the Premises ready for occupancy on or before the Commencement Date.

3.4. TENANT LEASEHOLD IMPROVEMENTS (TIs). NOT APPLICABLE

4. RENT.

4.1 MONTHLY BASE RENT. The following Schedule shall apply:

•	June 1st 2011 to December 31st, 2011 $ 6,000 per month

•	January 1st 2012 to December 31st, 2012 $ 9,000 per month

•	January 1st 2013 to December 31st, 2013 $ 10,500 per month

•	January 1st 2014 to December 31st, 2014 $ 11,500 per month

•	January 1st 2015 to November 30th, 2015 $ 13,000 per month

The monthly base rental due hereunder shall be payable to Lessor by the first day of each month during the Term at the address stated herein or to such other persons or at such other places as Lessor may designate in writing and shall be paid in lawful money of the United States of America. All rent shall be payable to Lessor’s bank account by regular electronic deposit, without prior demand or notice and without deduction or set off for counterclaim. The Lessee further agrees to pay Lessor, in addition to the rent as provided herein, all privilege, sales, excise, rental and other taxes (except income taxes) imposed now or hereinafter imposed by any governmental authority upon the rentals and all other amounts herein provided to be paid by the Lessee to the Lessor. Said payment shall be in addition to and accompanying each monthly rental payment made by Lessee to Lessor. The base rental set forth in this Section 4.1 is a negotiated figure and shall govern whether or not the actual gross rentable square footage of the Premises is the same as set forth in Section 12 hereof. Lessee shall have no right to withhold, deduct or offset any amount from the base monthly rental or any other sum due hereunder even if the

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actual gross rentable square footage of the Premises is less than that set forth in Section 12. Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment. The term “rent” as used herein, unless otherwise specified, shall refer collectively to the monthly base rent and any other sums required to be paid by Lessee to Lessor hereunder. Rent shall be paid without deduction, offset, prior notice or demand, and Lessor’s acceptance of any rent payment that is for less than the entire amount then currently due hereunder shall be only as an acceptance on account and shall not constitute an accord and satisfaction or a waiver by Lessor of the balance of the rent due or a waiver of any of the remedies available to Lessor by reason of Lessee’s continuing default hereunder.

4. ANNUAL INCREASES. per schedule under 4.1

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof ten thousand Dollars ($10,000) as security for Lessee’s faithful performance of Lessee’s obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of the Lease, Lessor may use, apply, or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum for which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder) at the expiration of the Term and after Lessee has vacated the Premises.

6. USE.

6.1. PERMITTED USES.

(a) The Premises are to be used only for warehousing, office and light manufacturing and R&D purposes (“Permitted Use”) and for no other business or purpose whatsoever without the prior written consent of Lessor. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Project. In the event of a breach of this covenant, Lessee shall pay to Lessor any and all increases in insurance premiums resulting from such breach upon demand, and Lessor shall have all additional remedies provided for herein to redress such breach. Lessee shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other lessee in the Project. If any of Lessee’s machines or equipment disturb any other lessee in the Project, then Lessee shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance. Lessee, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Lessee by Lessor from time to time for the safety, care and cleanliness of the Premises or the Project and for the preservation of good order therein.

(b) Lessee warrants that the operation of its business shall be conducted in strict compliance with all applicable recorded covenants, federal, state and local environmental, safety and other pertinent laws, rules, regulations and ordinances and that any alterations necessary to the Premises by reason of such laws, rules, regulations and ordinances shall be at Lessee’s sole cost and expense. Lessee represents and warrants to Lessor that there is no risk to Lessee, Lessee’s visitors and others using the Premises arising from Lessee’s operations. Lessee shall indemnify, defend and hold harmless Lessor from and against any claim, liability, expense, lawsuit, loss or other damage, including reasonable attorneys’ fees, arising from or relating to Lessee’s use of the Premises or Lessee’s activities within the Project.

6.2. CONDITION OF PREMISES. Lessee hereby accepts the Premises in their condition existing as of 6/1/2011 for phase one and as of 11/1/2011 for phase two, whichever is applicable, subject to all recorded covenants, applicable laws, ordinances and regulations governing and regulating the use of the Premises, and subject to all matters disclosed thereby. Lessee acknowledges that neither Lessor nor Lessor’s agents nor Lessor’s broker(s) has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee’s business and that Lessee and its agents and contractors have been provided with an opportunity to thoroughly inspect and measure the Premises and the Project.

6.3. HAZARDOUS MATERIALS.

(a) As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the U.S. Food and Drug Administration, the Arizona Department of Environmental Quality, the Pima County Department of Environmental Quality, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

(b) Lessee may introduce hazardous material necessary to its Permitted Use in or on the Premises as part of its business operations, while at all times complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal and clean-up of hazardous material, including but not limited to the obtaining of all proper permits.

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(c) Lessee shall immediately notify Lessor of any inquiry, test, investigation, or enforcement proceeding by, against or directed at Lessee or the Premises concerning a Hazardous Material. Lessee acknowledges that Lessor, as the owner of the Premises, shall have the right, at its election, in its own name or as Lessee’s agent, to negotiate, defend, approve, and appeal, at Lessee’s expense, any action taken or order issued with regard to a Hazardous Material by any applicable governmental authority.

(d) Neither Lessor nor, to the best of Lessor’s knowledge, any other person has ever caused or permitted any hazardous material to be placed, held, located or disposed of on, under or at the Premises or any part thereof, and neither the Premises nor any part of the real property owned by Lessor has ever been used (whether by Lessor or, to the best of Lessor’s knowledge, by any other person) as a treatment, storage or disposal (whether permanent or temporary) site for any hazardous material. Lessee shall have no responsibility for any losses, liabilities, damages, injuries, costs, expenses or claims of any and every kind whatsoever, including reasonable attorney’s fees, resulting from the use, discharge or release of any hazardous material on the Premises prior to the date of this Lease. Lessor hereby indemnities Lessee and agrees to pay, defend and hold Lessee harmless “m and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of every kind whatsoever, including reasonable attorney’s fees, paid, incurred or suffered by or against Lessee with respect to the use or disposal by Lessor, its employees or agents, of any hazardous materials on the Premises.

(e) If Lessee’s storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises or the Project results in any contamination of the Premises, the Project, the soil, surface or groundwater thereunder or the air above and around the Premises and the Project (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Lessor, in Lessor’s sole and absolute discretion, Lessee agrees to clean-up the contamination immediately, at Lessee’s sole cost and expense. Lessee further agrees to indemnify, defend and hold Lessor harmless from and against any claims, suits, causes of action, costs, damages, loss and fees, including attorneys’ fees and costs, arising out of or in connection with (i) any clean-up work, inquiry or enforcement proceeding relating to Hazardous Materials currently or hereafter used, stored or disposed of by Lessee or its agents, employees, contractors or invitees on or about the Premises or the Project, and (ii) the use, storage, disposal or release by Lessee or its agents, employees, contractors or invitees of any Hazardous Materials on or about the Premises or the Project.

(f) Notwithstanding any other right of entry granted to Lessor under this Lease, Lessor shall have the right to enter the Premises or to have consultants enter the Premises throughout the Term at reasonable times for the purpose of determining: (1) whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances and policies, including those pertaining to the environmental condition of the Premises; (2) whether Lessee has complied with this Section 6; and (3) the corrective measures, if any, required of Lessee to ensure the safe use, storage and disposal of Hazardous Materials. Lessee agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises with machinery for the purpose of obtaining laboratory samples. Lessor shall not be limited in the number of such inspections during the Term. If, during such inspections, it is found that Lessee’s use of Hazardous Materials constitutes a violation of this Lease, Lessee shall reimburse Lessor for the cost of such inspections within ten (10) days of receipt of a written statement therefor. If such consultants determine that the Premises are contaminated with Hazardous Material or in violation of any applicable environmental law, Lessee shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Lessor and any applicable governmental agencies. If Lessee fails to do so, Lessor, at its sole discretion, may, in addition to all other remedies available to Lessor, cause the violation and/or contamination to be remedied at Lessee’s sole cost and expense. The right granted to Lessor herein to inspect the Premises shall not create a duty on Lessor’s part to inspect the Premises, or liability of Lessor for Lessee’s use, storage or disposal of Hazardous Materials, it being understood that Lessee shall be solely responsible for all liability in connection therewith.

(g) Lessee shall surrender the Premises to Lessor upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Lessor, and such other reasonable requirements as may be imposed by Lessor.

(h) Lessee’s obligations under this Section 6 and all indemnification obligations of Lessee under this Lease shall survive the expiration or earlier termination of this Lease.

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1. LESSOR’S OBLIGATIONS. Subject to the provisions of Section 9 and except as provided in Section 7.2 and elsewhere herein and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee’s agents, employees or invitees, Lessor, at Lessor’s expense, shall keep in good order, condition, and repair the foundations, exterior walls (except painting and caulking), and the structural portions of the exterior roof of the Premises. Any repairs of damages caused by Lessee’s lack of service and maintenance become the responsibility of the Lessee. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises and Project in good order, condition, and repair.

7.2. LESSEE’S OBLIGATIONS.

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(a) Lessee shall, at its expense throughout the Term, maintain, service, replace, and keep in good repair the interior structures except those items for which Lessor is specifically made responsible under Section 7.1, and mechanical equipment of the Premises, and all other aspects of the Premises including such items as floors, ceilings, walls, doors, glass, plumbing, paint, parking lots and landscaping, heating, ventilating and air conditioning equipment, partitions, electrical equipment, wires, and electrical fixtures, and surrender same upon the expiration of the Term in the same condition as received, ordinary wear and tear excepted. Lessee shall give Lessor prompt written notice of any item that Lessor is required to repair or of any unsafe condition upon or within the Premises.

(b) On the last day of the Term, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to Section 7.3 which repair shall include without limitation the patching and filling of holes and repair of structural damage.

7.3. ALTERATIONS AND ADDITIONS.

(a) Alterations or removal of any fixtures may not be made to the Premises without the prior written consent of Lessor, and any alterations, improvements, additions or utility installations to the Premises, excepting movable furniture and machinery and trade fixtures, shall, at Lessor’s option, become part of the realty and belong to Lessor upon the expiration or earlier termination of this Lease. However, this shall not prevent Lessee from installing trade fixtures, machinery, or other trade equipment in conformance with all applicable ordinances, regulations and laws. Lessee shall keep the Premises, the building in which the Premises are located, and the land on which the Premises are situated free from any liens arising out of any work performed for, material furnished to, or obligations incurred by the Lessee. It is further understood and agreed that under no circumstance is the Lessee to be deemed the agent of the Lessor for any alteration, repair, or construction within the Premises, the same being done at the sole expense of the Lessee. All contractors, materialmen, mechanics, and laborers are hereby charged with notice that they must look only to the Lessee for the payment of any charge for work done and materials furnished upon the Premises during the Term.

(b) Upon the expiration or sooner termination of the Term, Lessee shall, upon written demand by Lessor, at Lessee’s sole expense, with due diligence, remove any alteration, addition or improvement made by Lessee, designated by Lessor to be removed, and repair any damage to the Premises caused by such removal. Lessee shall remove all of its movable property and trade fixtures which can be removed without damage to the Premises at the expiration or earlier termination of this Lease and shall pay Lessor for all damages from injury to the Premises or Project resulting from such removal.

8. INSURANCE; INDEMNITY.

8.1. LESSEE’S LIABILITY INSURANCE. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of commercial general liability insurance written on an occurrence basis insuring Lessee against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be primary and not contributing with any insurance maintained by Lessor, shall have a combined single limit of liability of $2,000,000 and shall name Lessor as an additional insured. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Said insurance shall have a Lessor’s Protective Liability endorsement attached thereto, and shall contain a contractual liability endorsement covering all indemnification obligations of Lessee hereunder. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same, but at the expense of Lessee.

8.2. LESSEE’S PROPERTY INSURANCE. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to Lessee’s personal property, merchandise, stock in trade, fixtures and equipment located on the Premises from time to time, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (special form).

8.3. LESSOR’S LIABILITY INSURANCE. Lessor shall obtain and keep in force during the Term a policy of commercial general liability insurance written on an occurrence basis insuring Lessor against any liability arising out of the ownership, use, occupancy, or maintenance of the Project, including the Common Areas. Such insurance shall have a combined single limit of liability of at least $2,000,000.

8.4. LESSOR’S PROPERTY INSURANCE. Lessor shall obtain and keep in force during the Term a policy or policies of insurance covering loss or damage to the Project, in the amount of the full replacement value thereof, exclusive of footings and foundations, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (special form). Lessee understands and agrees that the insurance described in this Section 8.4 will not cover Lessee’s personal property, merchandise, stock in trade, trade fixtures and equipment. Lessee shall be responsible for Lessee’s proportionate share of the insurance cost.

8.5. OTHER INSURANCE. Lessor may, at its option, obtain and keep in force during the Term: (i) a policy of business interruption insurance payable to Lessor in an amount sufficient to cover any loss of rental income from the Premises for a period of twelve (12) months; and (ii) a policy of flood insurance in an amount and upon such other terms as are acceptable to Lessor.

8.6. INSURANCE POLICIES. Insurance required hereunder shall be in companies rated “A-XII” or better by A. M. Best Co., in Best’s Key guide. On or prior to the Commencement Date, Lessee shall deliver to Lessor copies of

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policies of liability insurance required under Section 8.1 and policies of casualty insurance required by Section 8.2 or certificates evidencing the existence and amounts of such insurance, and in the case of the liability insurance policy indicating that Lessor has been named an additional insured thereunder. All such policies and certificates of insurance shall state explicitly that such insurance shall not be cancelable or subject to reduction of coverage or other modification except upon at least thirty (30) days’ advance written notice by the insurer to Lessor. Lessee shall furnish Lessor with renewals or “binders” thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Sections 8.2 and Section 8.3. Either party may provide any required insurance under a so-called blanket policy or policies covering other parties and locations and may maintain the required coverage by a so-called umbrella policy or policies, so long as the required coverage is not thereby diminished.

8.7. WAIVER OF SUBROGATION. Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, partners, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against and actually covered under any property insurance policy in force at the time of such loss or damage, but such waiver extends only to the extent of the actual insurance coverage. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.8. INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Premises, or from the conduct of Lessee’s business or from any activity, work, or things done, permitted, or suffered by Lessee in or about the Premises or elsewhere, and shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease or arising from any negligence of the Lessee, or any of the Lessee’s agents, contractors or employees, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor, except to the extent caused by the gross negligence or willful misconduct of the Lessor.

8.9. EXEMPTION OF LESSOR FROM LIABILITY.

(a) Lessee hereby agrees that Lessor and its agents shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Lessee, Lessee’s employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or light fixtures, or from any other cause whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, except to the extent caused by the gross negligence or willful misconduct of the Lessor. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, if any, of the building in which the Premises are located.

(b) No individual partners, members, managers, manager of a member(s), shareholders, directors, officers, employees or agents of Lessor or individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be the Lessor or any successor in interest, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease. The Lessee shall look solely to the equity of the Lessor in the Project, and the rents, issues and profits derived therefrom, and to no other assets of Lessor, for the satisfaction of the remedies of the Lessee in the event of a breach by the Lessor. Lessee will not seek recourse against the individual partners, members, managers, manager of a member(s), shareholders, directors, officers, employees or agents of Lessor or an individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be the Lessor or any successor in interest or any of their personal assets for such satisfaction. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

8.10. LESSEE’S PROPORTIONATE SHARE OF INSURANCE PREMIUMS. Lessee shall pay during the Term, as additional rent and in addition to all other charges due hereunder, Lessee’s proportionate share (calculated in the manner described in Section 12) of the premiums for the insurance required to be carried by Lessor hereunder (the “Insurance Amount”), whether the Insurance Amount shall be the result of the nature of Lessee’s occupancy, any act or omission of Lessee, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises or the Project, or otherwise. Lessee shall pay Lessor in advance its monthly estimated proportionate share of the Insurance Amount together with all applicable rental taxes due thereon, within ten (10) days after receipt of an invoice from Lessor setting forth Lessor’s estimate of such amount. Within ninety (90) days following the end of each calendar year during the Term, or as soon thereafter as is reasonably possible, Lessor shall furnish Lessee with a statement of all of Lessor’s insurance costs for the Project for the previous calendar year indicating the computation of Lessee’s proportionate share of the Insurance Amount for such calendar year and the payments made by Lessee during such calendar year. If Lessee’s aggregate estimated monthly payments actually paid to Lessor for the calendar year are greater than Lessee’s proportionate share of the Insurance Amount for such calendar year, Lessor shall promptly pay the excess to Lessee or shall apply the excess to any past due amounts owing from Lessee to Lessor; if the payments made are less than Lessee’s proportionate share, Lessee shall pay the difference to Lessor within ten (10) days of its receipt of such statement.

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9. DAMAGE OR DESTRUCTION.

9.1. RECONSTRUCTION OF PREMISES. If during the Term all or part of the Premises should be destroyed partially or totally by fire or other casualty, this Lease shall continue thereafter in full force and effect, except as hereinafter provided, and the Lessor shall cause the reconstruction of the Premises within the ninety (90) days following such destruction to substantially the same condition in which it existed at the time immediately preceding such destruction. Lessee’s obligation to pay rental to Lessor hereunder shall abate from the date of such destruction until completion of such reconstruction. Should the Premises be partially damaged or destroyed, rent shall be abated in the same proportion as the destruction affects Lessee’s ability to occupy and use the Premises for its intended purposes. Notwithstanding the foregoing, Lessor shall have thirty (30) days following the partial or total destruction of the Premises to elect in writing not to commence reconstruction, repair or replacement of the Premises. In the event of such an election by Lessor, this Lease shall be deemed terminated and of no further force or effect.

9.2. FORCE MAJEURE. If Lessor is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required in Section 9.1 by reason of strikes, labor troubles, inability to procure materials or services, power failure, sabotage, rebellion, war, act of God, or other reason of a like nature, any of which must be beyond the reasonable control of Lessor, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the reconstruction period shall be deemed correspondingly extended.

9.3. ABATEMENT SOLE REMEDY. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration of the Premises.

9.4. During Phase one tenant will not be held responsible for any building damage not caused by tenant or located outside of tenants Phase one space. After the completion of Phase one a walkthrough shall be scheduled for Phase two space. Tenant acknowledges that Phase two space is previously used building space and accepts that space as is, except that Lessor will repair items that are not functional at Lessor’s expense but will not make cosmetic repairs to the premises.

10. REAL PROPERTY TAXES.

10.1. PAYMENT OF LESSEE’S PROPORTIONATE SHARE OF TAXES. Lessor shall pay all real property taxes applicable to the Premises; provided, however, that Lessee shall pay, as additional rent and in addition to all other charges due hereunder, Lessee’s proportionate share (as defined in Section 12) of real property taxes applicable to the Project (the “Real Property Tax Amount”). Lessee shall pay Lessor in advance its monthly estimated proportionate share of the Real Property Tax Amount, together with all applicable rental taxes due thereon, within ten (10) days after receipt of an invoice from Lessor setting forth Lessor’s estimate of such amount. Within ninety (90) days following the end of each calendar year during the Term or as soon thereafter as is reasonably possible, Lessor shall furnish Lessee with a statement of all real property taxes relating to the Project for the previous calendar year indicating the computation of Lessee’s proportionate share of the Real Property Tax Amount for such calendar year and the payments made by Lessee during such calendar year. If Lessee’s aggregate estimated monthly payments actually paid to Lessor for the calendar year are greater than Lessee’s proportionate share of the Real Property Tax Amount for such calendar year, Lessor shall promptly pay the excess to Lessee or shall apply the excess to any past due amounts owing from Lessee to Lessor; if the payments made are less than Lessee’s proportionate share, Lessee shall pay the difference to Lessor within ten (10) days of its receipt of such statement. If the Term does not commence or expire concurrently with the commencement or expiration of the tax year, Lessee’s liability for real property taxes for the such partial year shall be prorated on an annual basis.

10.2. DEFINITION OF “REAL PROPERTY TAX”. As used herein, the term “real property tax” shall include any form of assessment, levy, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises, the Project and the real property of which the Premises and the Project are a part.

10.3. PERSONAL PROPERTY TAXES.

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee’s personal property shall be assessed and billed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. COMMON AREA CHARGES. In addition to the rental and other charges herein provided to be paid by Lessee to Lessor, Lessee shall pay to Lessor, as additional rent and as Lessee’s share of the cost of maintaining, operating, repairing and managing the Project, Lessee’s proportionate share (as defined in Section 12) of the Total Common Area Charges (as hereinafter defined) for any calendar year during the Term (the “CAM Amount”). Lessee shall pay Lessor in advance its monthly estimated proportionate share (as described in Section 12) of the CAM Amount, together with all applicable rental

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taxes due thereon, within ten (10) days after receipt of an invoice from Lessor setting forth Lessor’s estimate of such amount. Within ninety (90) days following the end of each calendar year during the Term or as soon thereafter as is reasonably possible, Lessor shall furnish Lessee with a statement of all Total Common Area Charges for the Project for the previous calendar year indicating the computation of Lessee’s proportionate share of the CAM Amount for such calendar year and the payments made by Lessee during such calendar year. If Lessee’s aggregate estimated monthly payments actually paid to Lessor for the calendar year are greater than Lessee’s proportionate share of the CAM Amount for such calendar year, Lessor shall promptly pay the excess to Lessee or shall apply the excess to any past due amounts owing from Lessee to Lessor; if the payments made are less than Lessee’s proportionate share, Lessee shall pay the difference to Lessor within ten (10) days of its receipt of such statement. Total Common Area Charges shall consist of all costs and expenses of every type associated with the management, repair, maintenance, and insuring of the Common Areas including, without limitation, costs and expenses for the following: gardening and landscaping; utilities, water and sewer charges; premiums for liability, property damage and casualty insurance and workman’s compensation insurance; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight line depreciation on personal property owned by Lessor which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Lessor for rented or leased personal property used in the operation or maintenance of Common Areas; fees for required licenses and permits; refuse disposal charges; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; repair and maintenance of exterior roofs and reserves for roof replacement and exterior painting of the Project and other appropriate reserves; and fees paid to property managers. Said Total Common Area Charges shall further include all charges for semi-annual preventive maintenance service of mechanical equipment including, without limitation, heating, ventilating and air conditioning equipment, which is attributable to the Project, and the cost of lighting, maintenance and repair of the Project identification signs.

12. PROPORTIONATE SHARE. For purposes of Sections 8.10 and 10.1 and Section 11, Lessee’s proportionate share of the Insurance Amount, the Real Property Tax Amount and the CAM amount shall be a fraction, the numerator of which is the total gross rentable square footage of the Premises, and the denominator of which is the total gross rentable square footage of the entire Project, from time to time. The parties agree that as of the Commencement Date, Lessee’s proportionate share during Phase II will be:

•	24%	for CAM Charges, based on the total development square footage of 74,200

•	71.4%	for Real Property Tax and other expenses allocable only to Lot 13 based on a developed square footage of 24,500.

•	35%	for Insurance Charges and other expenses allocable only to Lot 11,13 and 14 based on a developed square footage of 49,700.

CAM charges during Phase I will be calculated to amount to 34.3% ( = 6000 sqft : 17,500 sqft) of the percentages under Phase II.

It has further been agreed that during Phase one only the electrical bill b Tucson Electric will be split 50/50 between HTG and Skyholdings Inc. In case the monthly amount would exceed $700.00 Skyholdings share would be limited to $350.00/mth, provided that Skyholdings operations remain at the same dormant level as it is currently the case. The cost for the alarm system monitoring will be taken over by Pegasus and charged back under the CAM% split concept to both parties during phase one and 100% to HTG during phase two.

13. UTILITIES; UTILITIES DEREGULATION.

13.1. LESSEE’S PAYMENT OBLIGATION. Lessee shall pay for all water, gas, heat, light, power, telephone, and other utilities and services supplied to the Premises, together with any taxes thereon.

13.2. LESSOR CONTROLS SELECTION. If permitted by law, Lessor shall have the right at any time and from time to time during the Term to contract for service from a company or companies providing electricity service different from the utility company currently providing electricity service to the Premises (each such different company shall hereinafter be referred to as an “Alternate Service Provider”).

13.3. LESSEE SHALL GIVE LESSOR ACCESS. Lessee shall cooperate with Lessor, the utility company currently providing electricity service to the Premises (the “Electric Service Provider”), and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Lessor, Electric Service Provider and any Alternate Service Provider reasonable access to the Premises’ electric lines, feeders, risers, wiring, and any other machinery within the Premises.

13.4. LESSOR NOT RESPONSIBLE FOR INTERRUPTION OF SERVICE. Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Lessee’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent or additional rent, or relieve Lessee from any obligations under the Lease.

14. ASSIGNMENT AND SUBLETTING.

14.1. LESSOR’S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law, assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises, without Lessor’s prior written consent. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void, and shall constitute a breach of this Lease.

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14.2. NO RELEASE OF LESSEE. Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

15. DEFAULTS; REMEDIES.

15.1. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder within ten (10) days of the date when due.

(b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Section15.1(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee.

(c) (i) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(d) The chronic delinquency by Lessee in the payment of monthly rental, or any other periodic payment required to be paid by Lessee under this Lease. “Chronic delinquency” shall mean failure by Lessee to pay monthly rental, or any other periodic payment required to be paid by Lessee under this Lease, within ten (10) days as described in Section 15.1(b) above, for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of the chronic delinquency, at Lessor’s option, Lessor shall have the additional right to require that monthly rental be paid by Lessee quarter-annually, in advance, for the remainder of the Term.

(e) Any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate (by operation of law or otherwise) any guaranty of all or any portion of Lessee’s obligations under this Lease

15.2. REMEDIES. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the “worth at the time of award” established by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges due for the balance of the Term after the time of Lessee’s default exceeds the amount of such rental loss for the same period that Lessee proves by clear and convincing evidence could have been reasonably avoided; and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 15% per annum. For purposes of this Section 15.2(a), “worth at the time of award” of the amount referred to above shall be computed by discounting each amount by a rate equal to the prime rate (or its equivalent) of Bank One at the time of the award, but in no event more than a rate of ten percent (10%) per annum.

(b) Re-enter the Premises, without terminating this Lease, and remove any property from the Premises in which case Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due. No re-entry or taking possession of the Premises by Lessor pursuant to this Section 15.2 or other action on Lessor’s part shall be construed as an election to terminate the Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Lessor’s election not to terminate this Lease pursuant to this Section 15.2(b) or pursuant to any other provision of this Lease shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

(c) Maintain Lessee’s right to possession, in which case this Lease shall continue in effect, whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due hereunder.

(d) Pursue any other or additional remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Arizona. The expiration or termination of this Lease and/or the termination of Lessee’s right to

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possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee’s occupancy of the Premises.

The remedies set forth herein shall be deemed cumulative and not exclusive.

15.3. DEFAULT BY LESSOR. Lessor shall not be deemed in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. If Lessor does not perform, Lessor’s mortgagee may perform in Lessor’s place and Lessee must accept such performance. In no event shall Lessee have the right to terminate this Lease as a result of Lessor’s default, and Lessee’s remedies shall be limited to damages and/or an injunction.

15.4. LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee on or before the date when due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount but not exceeding $250.00 if paid within 10 days of the original due date. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

16. CONDEMNATION. If less than twenty percent (20%) of the gross rentable floor area of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first, and in addition, Lessor shall have the option in such event to terminate this Lease in full by providing Lessee with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If twenty percent (20%) or more of the floor area of the Premises is taken by condemnation, either Lessor or Lessee may terminate this Lease by providing the other with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If neither Lessor or Lessee elects to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the gross rentable floor area taken bears to the total gross rentable floor area of the original Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss or damage to Lessee’s trade fixtures and removable property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages actually received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

17. GENERAL PROVISIONS.

17.1. ESTOPPEL CERTIFICATE.

(a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; and (iii) setting forth such other statements with respect to this Lease as may be reasonably requested by Lessor. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

(b) Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rent has been paid in advance.

(c) If Lessor desires to finance or refinance the Project, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years’ financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

17.2. LESSOR’S LIABILITY. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee’s interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any

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funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership.

17.3. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

17.4. INTEREST ON PAST-DUE OBLIGATIONS Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the rate of 15% per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

17.5. TIME OF ESSENCE. Time is of the essence.

17.6. CAPTIONS. Section and Section captions are not a part hereof.

17.7. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

17.8. NOTICES AND PAYMENTS. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and all such notices and demands hereunder shall be sent by certified United States mail, return receipt requested, postage prepaid, or hand delivered to the addresses set out below or to such other person or place as each party may from time to time designate in a notice to the other. All payments due hereunder, except for the monthly rent payment which is to be transferred electronically, shall be sent by first class United States mail, postage prepaid or hand delivered to the address of the Lessor set out below or to such other person or place as Lessor may from time to time designate in a notice to Lessee. Notices and payments shall be deemed given and made upon actual receipt. Any notice, demand or payment required or permitted to be given or made hereunder shall be addressed to Lessor and Lessee, respectively, at the addresses set forth below:

If to Lessor:	Pegasus Properties L.P.
P.O. Box 506
6411 Via Naranjal
Rancho Santa Fe, CA 92067

If to Lessee:	High Throughput Genomics, Inc.
3430 E. Global Loop
Tucson, AZ 85706

17.9. MORTGAGEE PROTECTION

(a) If, in connection with obtaining financing for the Project or any portion thereof, Lessor’s lender shall request reasonable modifications to this Lease as a condition to such financing, Lessee shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Lessee’s rights or increase Lessee’s obligations under this Lease.

(b) Lessee agrees to give to any trust deed or mortgage holder (“Holder”), by prepaid certified mail, return receipt requested, at the same time as it is given to Lessor, a copy of any notice of default given to Lessor, provided that prior to such notice Lessee has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Lessee (if such notice to the Holder is required by this Section 17.9(b), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated.

17.10. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by

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Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

17.11. RECORDING. Lessee shall not record this Lease without Lessor’s prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder.

17.12. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after the expiration of the Term hereof, without the written consent of Lessor, such occupancy shall be a tenancy at sufferance, for which Lessee shall pay a monthly base rental of one hundred twenty-five percent (125%) of the monthly base rental in effect immediately prior to the expiration of the Term plus all other charges payable hereunder, and upon all the terms hereof applicable to such a tenancy at sufferance.

17.13. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

17.14. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

17.15. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting and subject to the provisions of Section 17.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

17.16. SUBORDINATION.

(a) This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If Lessor or any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of a mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof.

(b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute, and irrevocably appoint Lessor as Lessee’s attorney in fact and in Lessee’s name, place and stead, to do so.

17.17. ATTORNEYS’ FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party shall be entitled to its reasonable attorneys’ fees in any such action, on trial or appeal, to be paid by as fixed by the court. If Lessee or Lessor shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable attorneys’ fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

17.18. LESSOR’S ACCESS. Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times between 8 a.m. and 5 p.m. weekdays for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, consultants and other professionals and making such alterations, repairs, improvements, or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Except as specifically provided herein to the contrary, no entry by Lessor hereunder nor any work performed by Lessor to the Premises shall entitled Lessee to terminate this Lease or to a reduction or abatement of rent or other amounts owed by Lessee hereunder nor to any claim for damages. Lessor may at any time place on or about the Premises any ordinary “For Sale” and “For Lease” signs. Lessor and Lessor’s agent shall have the right to enter the Premises at any time in the case of an emergency.

17.19. SIGNS AND AUCTIONS. Lessee shall not place any sign upon the Premises or conduct any auction from the Premises without Lessor’s prior written consent.

17.20. MERGER. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

17.21. CORPORATE AUTHORITY. If Lessee is a corporation, a limited liability company, partnership or other entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity, and that this Lease is binding upon said entity in accordance with its terms. If Lessee is a corporation, a limited liability company, partnership or other entity, Lessee shall deliver to Lessor, upon Lessee’s execution of this Lease, evidence reasonably satisfactory to Lessor of the authority of the person(s) signing this Lease on behalf of Lessee to do so and that Lessee has approved entering into this Lease. Such evidence may include a certified copy of a resolution of the Board of Directors or members of said entity authorizing or ratifying the execution of this Lease.

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18. PARKING AND COMMON AREAS. The Lessee, its agents, employees and invitees shall be entitled to park in common with other lessees of Lessor in the unreserved parking spaces at the Project providing that it agrees not to overburden the parking facilities of the Project and agrees to cooperate with the Lessor and other lessees in the use of the parking facilities. The Lessor specifically reserves the right, in its absolute discretion, to determine whether parking facilities are becoming overburdened and in such event to allocate the parking spaces among the Lessee and other lessees, their agents, employees, and business invitees using the parking facilities. All loading operations for receipt or shipment of goods, wares and merchandise by the Lessee shall be done in the rear of the Premises or in such area therein which is specifically designated in writing by the Lessor.

19. SAFETY. Lessee shall maintain on the Premises at all times during the Term hereof an adequate number, size and type of fire extinguishers as are appropriate to Lessee’s business. Lessee will at all times adhere to good safety practices or as may be required by safety inspectors. Lessee shall not suffer, permit or perform any acts on or about the Premises which will increase the existing rate of fire insurance. If the said insurance rate is increased by such an act, then the increased cost of such insurance shall be paid by Lessee to Lessor with the next succeeding installment of rental. Lessee, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises, the Project or any portion thereof.

20. ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, the Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

21. NO ACCESS TO ROOF. Lessee shall have no right of access to the roof of the Premises or the building in which the Premises are located and shall not install, repair or replace any aerial, fan, satellite dish, air conditioner or other device on the roof of the Premises or the building in which the Premises are located without the prior written consent of Lessor. Any aerial, fan, satellite dish, air conditioner or device installed without such written consent shall be subject to removal, at Lessee’s expense, without notice, at any time.

22. SUCCESSORS AND ASSIGNS. Subject to any provisions hereof restricting assignment or subletting and subject to the provisions of Section 17.2, the covenants and conditions herein contained, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

23. FINANCIAL STATEMENTS. Within fifteen (15) days after Lessor’s request, Lessee shall deliver to Lessor the current financial statements of Lessee, and financial statements of the two (2) years prior to the current financial statements year, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Such financial statement, balance sheet and profit and loss statement shall be certified as accurate by Lessee or a properly authorized representative of Lessee if Lessee is a corporation, partnership or other business entity.

24. NO ACCORD OR SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or other sum or pursue any other remedy provided in this Lease.

25. ACCEPTANCE. This Lease shall only become effective and binding upon full execution hereof by Lessor and delivery of a fully executed copy to Lessee.

26. INABILITY TO PERFORM. This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

27. OTHER TENANTS. Lessor reserves the absolute right to permit such other tenancies and businesses in the Project as Lessor, in the exercise of its sole business judgment, shall determine to best promote the interests of the Project. Lessee is not relying on the understanding, nor does Lessor represent, any specific lessee or number of lessees shall during the Term occupy any space in the Project. Lessee hereby waives all defenses arising from, and Lessor shall not be liable for damages arising from, any act or neglect of any other lessee or from Lessor’s acts or omissions in enforcing any provision of its lease against another lessee, whether or not Lessor has notice of the offending lessee’s disturbing or unlawful act or the opportunity to cure the disturbance by invoking its powers under such other lease.

28. JOINT OBLIGATION. If there be more than one Lessee, the obligations hereunder imposed shall be joint and several.

29. CONSENTS AND APPROVALS. Except as specifically otherwise stated herein, no consent or approval to be given any party shall be unreasonably withheld.

30. BASIC TERMS SHEET. The Basic Terms Sheet to which this Lease is attached is for the convenience of the parties in quickly referencing certain of the basic terms of the Lease. It is not intended to serve as a complete summary of the Lease. In the event of any inconsistency between the Basic Terms Sheet and the Lease, the applicable Lease provision shall prevail and control.

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31. TRIPLE NET LEASE. Lessee acknowledges that this is a Triple Net Lease and that Lessee shall do all acts and make all payments connected with or arising out of its use and occupation of the Premises to the end that Lessor shall receive all rent provided for herein free and undiminished by any expenses, charges, fees, taxes and assessments, and Lessor shall not be obligated to perform any acts or be subject to any liabilities or to make any payments, except as otherwise specifically and expressly provided in this Lease.

32. QUIET POSSESSION. Subject to payment by Lessee of the rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessor shall not disturb Lessee’s quiet possession and quiet enjoyment of the Premises during the Term.

33. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

34. OFFER. Preparation of this Lease by either party or their agent and submission of same to the other party shall not be deemed an offer to lease to the other party. This Lease is not intended to be binding until executed and delivered by all parties hereto.

35. BROKERS. Upon execution of this Lease by both Lessor and Lessee, Lessor shall pay a real estate commission to Lessor’s broker, Picor (“Lessor’s Broker”), as provided in the written agreement between Lessor and Lessor’s Broker for services rendered to Lessor by Lessor’s Broker in this transaction (the “Broker Agreement”). Lessor shall pay Lessor’s Broker any commission earned pursuant to the terms of such Broker Agreement. —NONE— (“Lessee’s Broker”) represents the Lessee, and Lessor’s Broker may pay a portion of its commission to Lessee’s Broker pursuant to a separate agreement. Nothing contained in this Lease shall impose any obligation on Lessor to pay a commission or fee to any party other than Lessor’s Broker.

35.1. PROTECTION OF BROKERS. If Lessor sells the Premises, or assigns Lessor’s interest in this Lease, the buyer or assignee shall, by accepting in writing such conveyance of the Premises or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Lessor’s Broker thereafter required of Lessor under this Paragraph 36. Lessor’s Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the losing party. Such attorneys’ fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Lessor’s Broker, which is an intended third party beneficiary.

35.2. BROKER’S DISCLOSURE OF AGENCY. Lessor’s Broker hereby discloses to Lessor and Lessee and Lessor and Lessee hereby consent to Lessor’s Broker acting in this transaction as the agent of (check one):

•	X	Lessor exclusively; or

•		both Lessor and Lessee.

35.3 NO OTHER BROKERS. Lessee represents and warrants to Lessor that the Lessor’s Broker and Lessee’s Broker are the only agents, brokers, finders or other parties with whom Lessee has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Premises If any other person shall assert a claim to a finder’s fee, brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim.

The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

This Lease has been prepared for submission to your attorney for approval. No representation or recommendation is made by the Lessor or its agents or employees as to the legal effect or tax consequences of this Lease or the transaction relating thereto.

LESSOR:		LESSEE:

Pegasus Properties, LP		High Throughput Genomics , Inc.

By:	/s/ Matt Schmidt	By:	/s/ Kirk Collamer
	Matt Schmidt		Kirk Collamer
Its:	Managing Partner	Its	Vice-President & CFO

Date:	5/25/11	Date:	5/11/11

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Lessor    ☐

Lessee    ☐

EXHIBIT “A”

[ATTACH SITE PLAN(S) SHOWING PREMISES, PROJECT AND IDENTIFYING COMMON AREAS — ALL DIMENSIONS AND AREAS TO BE BASED ON GROSS RENTABLE SQUARE FEET.]

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Lessor    ☐

Lessee    ☐